UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 28, 2016
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106 Purchase, New York 10577
(Address of principal executive offices) (Zip Code)

(914) 468-4009
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On June 28, 2016, Bovie Medical Corporation (the “Company”) entered into a transaction with Bank of Tampa, a Florida banking corporation (“Lender”) wherein Lender amended the terms of a loan (the “Loan”) originally executed on March 20, 2014.  The Initial Maturity Date of the Loan was amended to be July 20, 2019 from March 19, 2017, and the Extended Maturity Date was amended to July 20, 2024 from March 20, 2022.  In addition, the Lender released as collateral to the Loan the Company’s working capital accounts in exchange for setting a limit to the aggregate indebtedness secured by these accounts.  Borrowings under the Loan will still bear interest at the London Interbank Offered Rate plus 3.5% and contain customary affirmative and negative covenants and events of default.

The terms of the amended Loan were set forth in a First Amendment to Loan Agreement, Amended and Restated Promissory Note, Mortgage and Other Loan Documents Extension and Modification Agreement (collectively, the “Amended Loan Documents”) and ancillary documents executed by the Company in favor of Lender.

THE FOREGOING IS A SUMMARY OF THE MATERIAL TERMS OF THE AMENDED LOAN DOCUMENTS AND IS QUALIFIED BY THE TERMS OF THE AMENDED LOAN DOCUMENTS, COPIES OF WHICH ARE FILED WITH THIS REPORT ON FORM 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits
(d)
Exhibit No.	Description
10.1	First Amendment to Loan Agreement dated June 28, 2016, between the Company and Lender
10.2 10.3	Amended and Restated Promissory Note Mortgage and Other Loan Documents Extension and Modification Agreement
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016	BOVIE MEDICAL CORPORATION

By: /s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer